EXHIBIT 5.1

[Opinion of James C. Reed, Jr., General Counsel of the Company, as to the legality of the securities being registered.]

                                 April 17, 1997



Tesoro Petroleum Corporation
8700 Tesoro Drive
San Antonio, Texas  78217

Gentlemen:

     As General Counsel and Secretary of Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), I am familiar with the registration under the Securities Act of 1933, as amended, of 1,400,000 shares of the Company's common stock, $.16-2/3 par value ("Common Stock"), to be offered upon the terms and subject to the conditions set forth in the Tesoro Petroleum Corporation Amended and Restated Executive Long-Term Incentive Plan, 150,000 shares of the Company's Common Stock to be offered upon the terms and subject to the conditions set forth in the Tesoro Petroleum Corporation 1995 Non-Employee Director Stock Option Plan and 100,000 shares of Common Stock being registered for distribution to the directors of the Company as payment of a portion of the directors' annual retainer fee (collectively, the "Shares," and the foregoing plans are referred to herein as the "Plans").

     In connection therewith, I have examined the Amended and Restated Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, the Plans, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinion contained herein. I have also reviewed the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

     I  have  assumed  the  authenticity  and  completeness  of   all   records,
certificates and other instruments submitted to me and the correctness of all statements of fact contained therein.

     Based on the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ James C. Reed, Jr.

                                  James C. Reed, Jr.
                                  General Counsel